EXHIBIT 10.1
AMENDMENT NO. 3 TO CONSIGNMENT AGREEMENT

THIS AMENDMENT NO. 3 TO CONSIGNMENT AGREEMENT (this “Amendment”) is made as of September 30, 2010, by and among CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank (the “PM Lender”); CIBC WORLD MARKETS INC., an Ontario corporation and subsidiary of the PM Lender (the “Copper Lender” and together with the PM Lender, the “Metal Lenders”); BRUSH ENGINEERED MATERIALS INC., an Ohio corporation (“BEM”); WILLIAMS ADVANCED MATERIALS INC., a New York corporation (“WAM”); TECHNICAL MATERIALS, INC., an Ohio corporation (“TMI

”); BRUSH WELLMAN INC., an Ohio corporation (“BWI”); ZENTRIX TECHNOLOGIES INC., an Arizona corporation (“ZTI”); WILLIAMS ACQUISITION, LLC, a New York limited liability company d/b/a Pure Tech (“Pure Tech”); THIN FILM TECHNOLOGY, INC., a California corporation (“TFT”); TECHNI-MET, LLC, a Delaware limited liability company (“Techni-Met”); ACADEMY CORPORATION, a New Mexico corporation (“AC”); ACADEMY GALLUP, LLC, a New Mexico limited liability company (“AG”); and such other Subsidiaries of BEM who may from time to time become parties by means of their execution and delivery with the Metal Lenders of a Joinder Agreement under the Consignment Agreement (as defined below). BEM, WAM, TMI, BWI, ZTI, Pure Tech, TFT, Techni-Met AC, AG and such Subsidiaries are herein sometimes referred to collectively as the “Customers” and each individually as a “Customer”.

WITNESSETH:

WHEREAS, the Metal Lenders and the Customers are parties to a certain Consignment Agreement, dated as of October 2, 2009, as amended by that certain (i) Amendment No. 1 to Consignment Agreement, dated as of March 10, 2010, and (ii) Omnibus Amendment to Metal Documents, dated as of June 10, 2010 (as amended, the “Consignment Agreement”); and

WHEREAS, the parties hereto desire to amend the Consignment Agreement to extend the Maturity Date thereof;

NOW, THEREFORE, for value received and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Initially capitalized terms used but not defined in this Amendment have the meanings given to such terms in the Consignment Agreement.

2. Amendment. The definition of “Maturity Date” appearing in Article 1 (Definitions) of the Consignment Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means, as the context requires, (a) September 15, 2011 with respect to Consignments of Gold or Silver by the PM Lender and all Obligations and transactions ancillary thereto, and (b) September 30, 2011 with respect to Consignments of Copper by the Copper Lender and all Obligations and transactions ancillary thereto. Any obligations of the Customers under this Agreement which are not paid when due on or before the Maturity Date shall remain subject to the provisions of this Agreement until all Obligations are paid and performed in full.

3. Approved Locations. Schedule 1 (Approved Locations) to the Consignment Agreement is hereby amended by adding the following entries under the heading “Approved Subconsignees and Approved Subconsignee Locations”:

PPG Industries	PPG Industries
400 Park Drive, Works #6	4004 Fairview Industrial Drive SE, Works #12
Carlisle, Pennsylvania 17013	Salem, Oregon 97032
PPG Industries 7400 Central Freeway Wichita Falls, Texas 76306

4. Representations and Warranties. To induce the Metal Lenders to enter into this Amendment, each Customer hereby represents and warrants to the Metal Lenders that: (a) such Customer has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby; (b) the making and performance by such Customer of this Amendment do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it; (c) this Amendment has been duly executed and delivered by such Customer and constitutes the legal, valid and binding obligation of such Customer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except as the same may be subject to general principles of equity; and (d) on and as of the date hereof, no Default or Event of Default exists under the Consignment Agreement.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

6. Integration of Amendment into Consignment Agreement. The Consignment Agreement, as amended hereby, together with the other Metal Documents, is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by the Consignment Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by the Consignment Agreement, as amended hereby, and no party is relying on any promise, agreement or understanding not set forth in the Consignment Agreement, as amended hereby. The Consignment Agreement, as amended hereby, may not be amended or modified except by a written instrument describing such amendment or modification executed by the Customers and the Metal Lenders. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced or granted by the Consignment Agreement or in connection therewith. Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

7. Expenses. The Customers covenant and agree jointly and severally to pay all reasonable out-of-pocket expenses, costs and charges incurred by the Metal Lenders (including reasonable fees and disbursement of counsel) in connection with the review and implementation of this Amendment.

8. Signatures. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by electronic transmission shall be effective as an in hand delivery of an original executed counterpart hereof.

9. Effectiveness. Notwithstanding anything to the contrary in this Amendment, the terms of this Amendment shall not become binding and effective unless and until: (a) the administrative agent under the Senior Credit Agreement shall have executed and delivered an amendment to the Lender Intercreditor Agreement increasing the Maximum Dollar Amount (as defined in the Lender Intercreditor Agreement) to at least $305,000,000; and (b) the Collateral Agent shall have executed and delivered an amendment to its Permitted Metals Agreement pursuant to which the stated maturity date of such Permitted Metals Agreement is extended to September 30, 2011 or beyond.

[this space left blank intentionally – signature page follows] IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

CUSTOMERS:
BRUSH ENGINEERED MATERIALS INC. By: /s/ Michael C. Hasychak Michael C. Hasychak Vice President, Treasurer and Secretary	WILLIAMS ADVANCED MATERIALS INC. By: /s/ Michael C. Hasychak Michael C. Hasychak Vice President, Treasurer and Secretary
TECHNICAL MATERIALS, INC. By: /s/ Michael C. Hasychak Michael C. Hasychak Vice President, Treasurer and Secretary	BRUSH WELLMAN INC. By: /s/ Michael C. Hasychak Michael C. Hasychak Vice President, Treasurer and Secretary
ZENTRIX TECHNOLOGIES INC. By: /s/ Michael C. Hasychak Michael C. Hasychak Chief Financial Officer and Secretary	WILLIAMS ACQUISITION, LLC By: /s/ Michael C. Hasychak Michael C. Hasychak Treasurer
THIN FILM TECHNOLOGY, INC. By: /s/ Gary W. Schiavoni Gary W. Schiavoni Secretary	TECHNI-MET, LLC By: /s/ Gary W. Schiavoni Gary W. Schiavoni Asst. Secretary and Asst. Treasurer
ACADEMY CORPORATION By: /s/ Richard W. Sager Richard W. Sager President	ACADEMY GALLUP, LLC By: /s/ Richard W. Sager Richard W. Sager Manager
METAL LENDERS:
CANADIAN IMPERIAL BANK OF COMMERCE By: /s/ Ian Cays Name: Ian Cays Title: Executive Director	CIBC WORLD MARKETS INC. By: /s/ Ian Cays — Name: Ian Cays Title: Executive Director